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                                                                    EXHIBIT 16.1





November 12, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, D.C. 20549


Dear Sirs/Madams:


We have read Item 4.01(a) of Form 8-K of Global Preferred Holdings, Inc. dated November 12, 2004 and have the following comments:

     1.   We agree with the statements made in the paragraphs one through five.

     2. We have no basis on which to agree or disagree with the statement made in the sixth paragraph.


Yours truly,



/s/ DELOITTE & TOUCHE LLP